D/LFI-
                                                 Dreyfus Bond Market Index Fund

                                                 D/LFT-
                                                 Dreyfus Premier Core Value Fund


                               PROPOSED RESOLUTION


            RESOLVED, that the transaction engaged in by the Fund, pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended, hereby is determined to have been effected in compliance with the Procedures adopted by the Board with respect to such transaction.